Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-129231) of Blue Ridge Real Estate Company (“Blue Ridge”) and Big Boulder Corporation (“Big Boulder”), of our reports, dated January 22, 2007 with respect to the combined financial statements of Blue Ridge and Big Boulder and the related financial statement schedule, which reports appear in the October 31, 2006 annual report on Form 10-K of Blue Ridge and Big Boulder.

/s/ Parente Randolph, LLC

Wilkes-Barre, Pennsylvania

January 22, 2007